UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2016

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders

The disclosure in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws ; Change in Fiscal Year

On November 3, 2016, Harvest Natural Resources, Inc. (“Harvest”) filed an amendment to its certificate of incorporation (the “Amendment”) with the Delaware Secretary of State to effect a one-for-four (1:4) reverse split of Harvest’s issued and outstanding common stock (the “Reverse Stock Split”) and to reduce the number of authorized shares of its common stock from 150,000,000 to 37,500,000. The Amendment became effective at 5:00 p.m. eastern time on November 3, 2016, and Harvest’s common stock began trading on a split-adjusted basis at market open on November 4, 2016. Harvest’s common stock continues to trade on the New York Stock Exchange under the trading symbol “HNR.”

When the Reverse Stock Split became effective, every four shares of Harvest’s issued and outstanding common stock automatically were converted into one share of common stock. No fractional shares were issued. Instead, holders of record who otherwise would have been entitled to a fractional share received one whole share.

Wells Fargo, Harvest’s transfer agent, is acting as exchange agent and will correspond with stockholders of record regarding the Reverse Stock Split.

The above description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 3.1 and incorporated by reference into this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Harvest Natural Resources, Inc., dated November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: November 4, 2016

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Harvest Natural Resources, Inc., dated November 3, 2016.